Alcoa and subsidiaries                                              EXHIBIT 99


                                                 Quarterly Segment Information - 1998


                                                   1998 First        1998 Second         1998 Third          1998 Fourth
                                                    Quarter            Quarter             Quarter             Quarter
Third-party sales:
  Alumina and chemicals                             $  511.4          $  484.7            $  398.4            $  452.7
  Primary metals                                       411.2             467.8               596.0               629.8
  Flat-rolled products                               1,122.5           1,177.3             1,308.6             1,291.8
  Engineered products                                  550.5             612.7               968.0               978.8
  Other                                                847.6             842.5               832.3               839.4
                                                     -------           -------             -------             -------
Total                                               $3,443.2          $3,585.0            $4,103.3            $4,192.5
                                                     =======           =======             =======             =======

Intersegment sales:
  Alumina and chemicals                             $  146.0          $  185.8            $  238.2            $  262.1
  Primary metals                                       472.1             555.2               634.6               620.7
  Flat-rolled products                                  16.4              14.9                16.6                10.7
  Engineered products                                    2.5               2.6                 2.5                 3.3
                                                     -------           -------             -------             -------
Total                                               $  637.0          $  758.5            $  891.9            $  896.8
                                                     =======           =======             =======             =======

Third-party shipments (000 mt)
  Alumina and chemicals                                1,923             1,888               1,536               1,783
                                                       =====             =====               =====               =====

  Primary metals                                         250               311                 390                 441
  Flat-rolled products                                   385               417                 483                 479
  Engineered products                                    121               128                 240                 240
  Other                                                   22                10                  20                  14
                                                       -----             -----               -----               -----
  Total Aluminum                                         778               866               1,133               1,174
                                                       =====             =====               =====               =====

After-tax operating income
  Alumina and chemicals                               $ 98.9            $ 92.5              $ 57.3              $ 69.0
  Primary metals                                        83.7              74.3                91.2                81.8
  Flat-rolled products                                  81.8              81.2                76.7                65.8
  Engineered products                                   39.8              40.8                44.8                58.1
  Other                                                 39.1              48.5                39.7                37.8
                                                       -----             -----               -----               -----
Total                                                 $343.3            $337.3              $309.7              $312.5
                                                       =====             =====               =====               =====


Total after-tax operating
  income                                              $343.3            $337.3              $309.7              $312.5

Elimination of intersegment
  (profit) loss                                         (4.0)             (8.0)               (4.0)                 .3
Unallocated amounts (net of
  tax):
  Interest income                                       20.5              17.6                18.7                 6.7
  Interest expense                                     (25.5)            (27.2)              (38.4)              (37.5)
  Minority interest                                    (69.8)            (62.4)              (48.5)              (57.6)
  Mark-to-market losses                                (19.8)            (21.1)               (2.7)                (.9)
  Corporate expense                                    (43.5)            (35.0)              (39.7)              (78.4)
  Other (1)                                              8.7               5.9                22.6                73.2
        --                                             -----             -----               -----               -----
    Consolidated net income                           $209.9            $207.1              $217.7              $218.3
                                                       =====             =====               =====               =====

(1) Other is comprised of differences between segment and corporate taxes, the results of internal hedging contracts between
Corporate and the segments, external hedging gains and losses, LIFO charges and credits and other miscellaneous items.

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